Exhibit 99.1

YAK COMMUNICATIONS PRESENTS WRITTEN SUBMISSION TO THE

OFFICE OF THE CHIEF ACCOUNTANT OF THE SEC SEEKING

GUIDANCE ON ACCOUNTING ISSUES; CHANGES AUDIT FIRM

Miami, Florida and Toronto, Canada, March 30, 2005 – Yak Communications Inc. (NASDAQ:YAKCE), announced that it has presented a written submission to the Office of the Accountant (“OCA”) of the U.S. Securities and Exchange Commission seeking guidance with respect to the accounting issues that have delayed the filing of its Quarterly Report on Form 10-Q for the quarter ending December 31, 2004.

The issues involve the application of certain accounting treatments in connection with a software acquisition transaction. In the written submission, Yak states that it believes its historical accounting treatment of the transaction is appropriate. Nevertheless, due to the judgments involved in the applicable accounting analysis, the Company, in consultation with its Audit Committee, has decided to obtain the opinion of the OCA on the Company’s analysis and conclusions.

“Yak decided to seek the guidance of the OCA in resolving this accounting matter because it has impeded the Company’s ability to report financial results in a timely and accurate manner,” said Charles Zwebner, Chairman and CEO. “We believe that we have adhered to the highest standards in financial reporting, and therefore, do not expect any changes to our historical financial statement to result in any material difference in the trends of our business.”

Mr. Zwebner concluded, “The outlook for Yak remains positive. We continue to be well positioned for strong growth in 2005 in both our traditional telephony products in Canada and the U.S., as well as in our voice over high speed internet (VoIP) offerings in Canada, the US and worldwide.”

The question of appropriate accounting treatment arose following the engagement of Deloitte & Touche, LLP (“Deloitte”) as the Company’s new independent auditor on January 28, 2005. Yak was unable to attain resolution on the accounting matter between Deloitte and Horwath Orenstein LLP (“Horwath”), the Company’s former auditor. Therefore, the Company decided to seek guidance from the OCA in order to prepare and file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 and come into compliance with the reporting requirements of the Securities Exchange Act of 1934. On March 25, 2005, Deloitte advised that it was resigning from the engagement.

Yak is negotiating to re-engage Horwath as its independent auditor.

About Yak Communications Inc.

Yak Communications Inc. (the “Company”) (NASDAQ: YAKCE) is an Integrated Communications Provider (ICP) offering a full array of long distance (1+, toll free and dial-around), local lines, travel cards, cellular long distance, data services, and broadband voice (VoIP) to residential and small businesses in North America over high speed internet access. Yak currently serves approximately 860,000 customers for its traditional telecom services. For more information, visit http://www.yak.com

Forward Looking Statements:

Statements contained in this news release, which are not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this news release and assumes no responsibility to update or revise such forward-looking statements.

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Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company’s actual results to differ materially from such forward-looking statements.

Words such as “projects”, “believe”, “anticipates”, “estimate”, “plans”, “expect”, “intends”, and similar words and expressions are intended to identify forward-looking statements and are based on our current expectations, assumptions, and estimates about us and our industry. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, risks and uncertainties. These factors, risks and uncertainties include, without limitation, the Company’s success in integrating the operations of its newly-acquired businesses, and associated reduction in costs, the successful implementation of its business plans including growth of existing product offerings, strategic acquisitions and development of broadband telephony products, the successful integration of new management team members, continued and increased demand for its services, the successful deployment of new equipment and realization of material savings there from, competition from larger and/or more experienced telecommunications providers, its ability to continue to develop its markets, general economic conditions, changes in governmental regulation, and other factors that may be more fully described in the Company’s literature and periodic filings with the Securities and Exchange Commission. You are urged to carefully review and consider these disclosures, which describe certain factors that affect our business.

CONTACTS
Yak Communications, Inc.	The Anne McBride Company, Inc.
Larry Turel	Kathy Price
Investor Relations	Investor Relations
305-933-8322 ext 105	212-983-1702, x212
larry@yak.com

S&S Public Relations, Inc.
Heather Kelly
847-955-0700
heather@sspr.com

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